                                                                  EXHIBIT 10.22





                AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY


                                 BY AND BETWEEN
                 EGL, INC., A TEXAS CORPORATION, AS SELLER, AND
                       MACFARLAN HOLDINGS, LTD., AS BUYER





                      DATE OF AGREEMENT: SEPTEMBER 17, 2002

                                TABLE OF CONTENTS

1.       DEFINITIONS..............................................................................................2
2.       PURCHASE AND SALE........................................................................................6
3.       PURCHASE PRICE...........................................................................................6
   3.1    Deposit.................................................................................................6
   3.2    LIQUIDATED DAMAGES......................................................................................7
   3.3    Balance.................................................................................................8
4.       DUE DILIGENCE............................................................................................8
   4.1    Physical Inspections....................................................................................8
   4.2    Title and Survey.......................................................................................10
   4.3    Buyer's Disapproval of Due Diligence Items; Subsequent Termination of Agreement........................11
5.       WAIVER OF REPRESENTATIONS AND WARRANTIES................................................................11
   5.1    "As Is" Sale...........................................................................................11
   5.2    Reliance on Own Investigations.........................................................................12
   5.3    Waiver of Consumer Rights (as to the Austin Property and Grapevine Property)...........................13
   5.4    Notice to Seller and Buyer.............................................................................13
6.       REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER......................................................13
   6.1    Buyer's Representations and Warranties.................................................................13
   6.2    Seller's Representations and Warranties................................................................14
7.       COVENANTS...............................................................................................14
   7.1    By Seller..............................................................................................14
   7.2    By Buyer...............................................................................................15
   7.3    Lease to Tenant........................................................................................15
8.       CLOSING.................................................................................................15
   8.1    Date and Place.........................................................................................15
   8.2    Seller's Deliveries....................................................................................15
   8.3    Buyer's Deliveries.....................................................................................17
   8.4    Procedure..............................................................................................18
   8.5    Possession.............................................................................................19
9.       CLOSING COSTS...........................................................................................19
   9.1    Seller's Costs.........................................................................................19
   9.2    Buyer's Costs..........................................................................................19
   9.3    Real Property Taxes....................................................................................19
10.      RISK OF LOSS............................................................................................19
   10.1   Condemnation...........................................................................................19
   10.2   Damage or Destruction..................................................................................20
11.      MISCELLANEOUS PROVISIONS................................................................................21
   11.1   Entire Agreement; Amendments in Writing; Waiver........................................................21
   11.2   No Assignment; Binding Effect; No Third Party Beneficiaries............................................21
   11.3   Interpretation; Construction; Partial Invalidity.......................................................22
   11.4   Counterpart Execution..................................................................................22
   11.5   Time of Essence........................................................................................22
   11.6   Governing Law..........................................................................................22
   11.7   Attorneys' Fees........................................................................................22
   11.8   Brokers' Commissions...................................................................................23
   11.9   No Fiduciary Relationship..............................................................................23
   11.10  Seller's Default.......................................................................................23

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



   11.11  Notices................................................................................................24
   11.12  Further Assurances.....................................................................................24
   11.13  No Disclosure..........................................................................................25
   11.14  Environmental Site Assessment..........................................................................25
   11.15  Material Adverse Change in Seller's Financial Condition................................................25


Exhibits:

   "A-1"    -    Legal Description of Austin Property
   "A-2"    -    Legal Description of Grapevine Property
   "A-3"    -    Legal Description of South Bend Property
   "A-4"    -    Legal Description of East Granby Property
   "B"      -    Form of Special Warranty Deed (Austin and Grapevine Property)
   "C"      -    Form of Special Warranty Deed (South Bend Property)
   "D"      -    Form of Special Warranty Deed (East Granby Property)
   "E"      -    Form of Bill of Sale Assignment of Intangibles and Contracts and Assumption Agreement
   "F"      -    Certificate of Non-Foreign Status
   "G"      -    Excluded Personal Property
   "H"      -    Form of Lease Agreement
   "I"      -    Memorandum of Lease Agreement
   "J"      -    Corporate Guaranty
   "K"      -    Schedule of Base Rent

                AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY


         This AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this "Agreement"), dated September 17, 2002 ("Effective Date"), is made and entered into by and between EGL, INC., a Texas corporation (formerly known as Eagle USA Airfreight, Inc.) ("Seller"), and MACFARLAN HOLDINGS, LTD., a Texas limited partnership, or its assigns ("Buyer"), with reference to the following:


                                    RECITALS

         A. Seller will acquire or cause to be conveyed, indefeasible fee simple title to certain improved real property, consisting of the following: (i) one office/warehouse building containing approximately 86,700 square feet of warehouse space and approximately 13,225 square feet of office space on approximately 8.97 acres of land having a street address of 7900 East Riverside Drive, located in the City of Austin, Travis County, State of Texas, the legal description of which is set forth on Exhibit "A-1" attached hereto and incorporated herein by reference for all purposes (the "Austin Property"); (ii) one office/warehouse building containing approximately 104,220 square feet of warehouse space and approximately 18,360 square feet of office space on approximately 10.85 acres of land having a street address of 620 Westport Parkway, located in the City of Grapevine, Dallas County, State of Texas, the legal description of which is set forth on Exhibit "A-2" attached hereto and incorporated herein by reference for all purposes (the "Grapevine Property");
(iii) one office/warehouse building containing approximately 33,135 square feet of warehouse space and approximately 6,065 square feet of office space on approximately 6.3 acres of land having a street address of 4810 Ameritech Drive, located in the City of South Bend, St. Joseph County, State of Indiana, the legal description of which is set forth on Exhibit "A-3" attached hereto and incorporated herein by reference for all purposes (the "South Bend Property"); and (iv) one office/warehouse containing approximately 25,200 square feet of warehouse space and approximately 4,752 square feet of office space on approximately 3.6 acres of land having a street address of 42 Bradley Park Road, located in the Town of East Granby, County of Hartford, State of Connecticut, the legal description of which is set forth on Exhibit "A-4" attached hereto and incorporated herein by reference for all purposes (the "East Granby Property"). The "Austin Property", "Grapevine Property", "South Bend Property" and "East Granby Property" are hereinafter sometimes collectively called the "Property" (as such term is further defined in Section 1.20 hereof).

         B. Buyer desires to purchase the Property from Seller, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth in this Agreement.

         C. Pursuant to the terms of a Master Lease and Development Agreement dated as of April 3, 1998, executed by and between Asset XVI Holdings Company, LLC, as the current lessor/owner of the Property and Seller, as lessee, Seller will exercise its option to purchase the Property and cause such Property to be conveyed directly to Buyer at the closing and consummation of this transaction upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. DEFINITIONS. As used herein, the following terms have the following meanings:

         1.1   "AGREEMENT" is defined in the preamble of this Agreement.

         1.2   "BUYER" is defined in the preamble to this Agreement.

         1.3 "CLOSING" means the closing, consummation and funding of the purchase of the Property by Buyer pursuant to this Agreement.

         1.4 "CLOSING COSTS" means the costs and expenses of Seller and Buyer in connection with this Agreement and the closing and consummation of this transaction, including, without limitation, the fees and expenses of the surveyor in connection with the Survey for each parcel of the Property, charges and premiums paid to the Title Company in connection with the Title Policy for each parcel of the Property, Escrow Holder's costs and fees, and recordation taxes, fees, and costs, including, without limitation, transfer tax or similar tax on the Deed and any recording fees, the legal fees of Seller, the legal fees of Buyer; loan fees, points and/or mortgage brokerage fees incurred by Buyer; the Seller's brokerage fees or commissions payable to Seller's broker; the mortgagee and owner's title insurance fees, costs of surveys, engineering studies and environmental reports.

         1.5 "CLOSING DATE" means that date which is November 12, 2002. If the Closing Date falls on a date which is not a business day as recognized in the State of Texas, then the Closing Date shall be extended to 5:00 p.m. on the first business day thereafter.

         1.6 "DEED" means (i) as to the Austin Property and Grapevine Property, a Special Warranty Deed in the form attached as Exhibit "B" hereto and incorporated herein by reference, conveying title to the Austin Property and Grapevine Property, respectively, to Buyer at the Closing subject only to the Permitted Title Exceptions (hereinafter defined); (ii) as to the South Bend Property a Special Warranty Deed in the form attached as Exhibit "C" hereto and incorporated by herein reference conveying fee title to the South Bend Property to Buyer at the Closing , subject only to the Permitted Title Exceptions (hereinafter defined); and (iii) as to the East Granby Property a Limited Warranty Deed in the form attached as Exhibit "D" hereto and incorporated by herein reference conveying fee title to the East Granby Property to Buyer at the Closing, subject only to the Permitted Title Exceptions (hereinafter defined).

         1.7   "DEPOSIT" is defined in Section 3.1(a) below.

         1.8   "DOCUMENTS" is defined in Section 4.1(e) below.

         1.9 "DUE DILIGENCE PERIOD" means the period of time commencing on the Effective Date and expiring at 5:00 p.m. Houston, Texas time on November 1, 2002. If the expiration of the Due Diligence Period falls on a date which is not a business day as recognized in the State of

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         Texas, then the Due Diligence Period shall be extended to 5:00 p.m. on the first business day thereafter.

         1.10 "EFFECTIVE DATE" is the date on which this Agreement is executed by Seller and Buyer and receipted by the Title Company.

         1.11  "ESCROW" is defined in Section 8.2 below.

         1.12 "ESCROW HOLDER" is Charter Title Company, located at 4265 San Felipe, Suite 350, Houston, Texas 77027 (Attn: Kim LaVern) (telephone:
         713-871-9700; fax 713-850-0523).

         1.13 "EXCLUDED PERSONAL PROPERTY" shall mean that certain that certain property described in Exhibit "G" attached hereto and incorporated by reference herein for all purposes.

         1.14  "FIRPTA AFFIDAVIT" is defined in Section 8.2(d) below.

         1.15 "GOVERNMENTAL AUTHORITY" shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or hereafter in existence.

         1.16  "HAZARDOUS SUBSTANCE LAWS" is defined in Section 5.1(c) below.

         1.17  "LEASE AGREEMENT" is defined in Section 7.3 below.

         1.18 "PERMITTED TITLE EXCEPTIONS" means: (i) non-delinquent real property taxes and assessments with respect to the Property, including, without limitation, those which are a lien for the taxable year in which the Closing occurs and which are not due on or before the Closing Date; (ii) any other matters disclosed on the Title Commitment and the Survey provided by Seller to Buyer hereunder which are not disapproved in writing by Buyer prior to the expiration of the Title Review Period, subject to the provisions of Section 4.2 hereof; and (iii) any title exceptions or other matters caused or created by Buyer, its agents or representatives.

         1.19 "PERSON" means any corporation, general partnership, limited partnership, limited liability company, cotenancy, joint venture, individual, business trust, real estate investment trust, trust, banking association, federal or state savings and loan institution, or any other legal entity, whether or not a party to this Agreement.

         1.20 "PROPERTY" collectively refers to (i) the Austin Property as more particularly described in Exhibit "A-1" attached hereto and made a part hereof for all purposes, (ii) the Grapevine Property as more particularly described in Exhibit "A-2" attached hereto and made a part hereof for all purposes, (iii) the South Bend Property as more particularly described in Exhibit "A-3" attached hereto and made a part hereof for all purposes, and (iv) the East Granby Property as more particularly described in Exhibit "A-4" attached hereto and made a part hereof for all purposes, in each case together with all rights, privileges, easements, rights-of-way, buildings, and improvements and fixtures located thereon, except for the Excluded Personal Property described on Exhibit "G" attached to this Agreement and made a part hereof for all purposes. Each parcel of the Property which is to be sold hereunder shall include, and the definition of "Property" shall include, all right, title and interest of the Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such parcel, and all appurtenances and all the estate and rights of the Seller in and appurtenant to such parcel of real property, including, without limitation, all appurtenant easements and rights-of-way, all oil, gas and other minerals to the extent the same have not been heretofore reserved by predecessors in title, situated on, in or under such parcel of real property, and the buildings and improvements thereon, and all air and subsurface rights appurtenant to such parcel of real property and buildings (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the "Land") (each such parcel of Land and all matters described in (b) - (d) below related thereto, being referred to herein as a "Parcel"); (b) all of the buildings and improvements (each, a "Building" and collectively, the "Buildings") situated on such Land;
         (c) all right, title and interest of the Seller in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings thereon, and all other carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land and the Buildings thereon, together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by the Seller and located on the Land and Buildings (collectively, the "Personal Property"); (d) to the extent the same are assignable and transferable, all right, title and interest of the Seller in and to all warranties and guaranties respecting the Buildings and Personal Property; (e) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (f) to the extent the same are assignable, all site plans, surveys, plans and specifications, and technical, engineering, appraisal and other reports, studies and proposals which relate to the Land, the Buildings or the Personal Property.

         1.21 "PURCHASE PRICE" for the Property is Fifteen Million Three Hundred Twenty Thousand and No/100 U.S. Dollars ($15,320,000.00) payable to Seller in immediately available funds upon the Closing, which shall be allocated to each respective Property as follows:
         $5,517,833 with respect to the Austin Property; $6,267,031 with respect to the Grapevine Property, $2,357,405 with respect to the South Bend Property and $1,177,731 with respect to the East Granby Property. Seller shall not be obligated to finance or accept purchase money financing for all or any portion of the Purchase Price.

         1.22  "REPAIR COST" is defined in Section 10.2 below.

         1.23 "REQUIREMENT OF A GOVERNMENTAL AUTHORITY" means any law, statute, code, ordinance, rule, regulation, restriction, requirement, writ, injunction, decree, order or demand of any Governmental Authority.

         1.24  "SELLER" is defined in the preamble to this Agreement.

         1.25 "SELLER'S KNOWLEDGE" means the actual personal knowledge of Jon R. Kennedy, Senior Vice President of Corporate Administration of Seller, without duty, inquiry, investigation or other obligation of any kind whatsoever. Jon R. Kennedy in his capacity as the Senior Vice President of Corporate Administration of the Seller has primary management responsibility for the Property and is knowledgeable regarding each of the Properties.

         1.26 "SURVEY" means (i) a current, on-the-ground survey of the Property Category IA, Condition II Survey, which meets the minimum standards and specifications established by Texas Surveyor's Association with respect to the Austin Property and the Grapevine Property; (ii) a current on-the-ground ALTA/ACSM with respect to the South Bend Property and
         (iv) a current on-the-ground ALTA/ACSM survey with respect to the East Granby Property, all prepared at Seller's expense by a licensed surveyor retained by Seller, showing all easements, improvements and corners of property to be staked, certified to Seller, Buyer and the Title Company with a form of certification reasonably acceptable to Buyer and the Title Company. The results of the Survey, including, without limitation, any survey plats and accompanying field note descriptions, shall be provided to the Title Company when available for purposes of confirming the legal description of the Property to be used in the Deed and the Title Policy.

         1.27 "TENANT" is EGL Eagle Global Logistics, LP, a Delaware limited partnership.

         1.28  "TITLE COMMITMENT" is defined in Section 4.2 below.

         1.29  "TITLE COMPANY" means Lawyers Title Insurance Corporation.

         1.30 "TITLE DEFECT" means any matter shown on the Title Commitment or disclosed by the Survey as to which Buyer notifies Seller of an objection to such matter in accordance with Section 4.2 of this Agreement.

         1.31 "TITLE POLICY" means each owner's policy of title insurance issued by Title Company to Buyer at the Closing on the printed form prescribed by the State Board of Insurance or other regulatory authority having jurisdiction over title companies in the State of Texas, Indiana and Connecticut, as applicable, provided, however: (i) the standard exception pertaining to restrictive covenants shall be deleted, or shall be modified to list all restrictions of record which are Permitted Title Exceptions; (ii) the standard printed survey exception shall, at Buyer's option, be deleted at the expense of Buyer; and (iii) the standard exception relating to taxes and assessments shall be limited to the year in which the Closing occurs and subsequent years, which are not yet due and payable; and (iv) Buyer, at Buyer's sole cost and expense, may request the issuance of such other endorsements to the Title Policy as it deems appropriate and to the extent such endorsements are available under applicable state law and regulations. The Title Policy shall be dated as of the date of recordation of the Deed, shall name Buyer as the insured, shall insure Buyer's good and indefeasible fee simple title to the Property subject only to the Permitted Title Exceptions, and shall have a liability limit in the amount of the Purchase Price as allocated to each respective Property.

         1.32  "TITLE REVIEW PERIOD" is defined in Section 4.2 below.

         All capitalized terms appearing in this Agreement which are not defined in the foregoing provisions shall have the meanings set forth as they appear in this Agreement.

2. PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase the Property from Seller.

3.       PURCHASE PRICE.

         3.1      DEPOSIT.

         (a) Within one (1) business day following the date a fully executed original of this Agreement is delivered to the Title Company, Buyer shall deposit the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (herein, the "Deposit") in immediately available funds with the Escrow Holder. Immediately upon (or prior to) expiration of the Due Diligence Period and provided that Buyer has not elected to terminate this Agreement pursuant to Section 4.3 hereof, Buyer shall deposit an additional sum in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) with the Escrow Holder, which shall increase the Deposit to the total amount of Two Hundred Thousand and No/100 Dollars ($200,000.00). Thereafter, the Deposit shall be non-refundable (except in the event Seller defaults under this Agreement or as otherwise expressly provided in this Agreement) and shall be retained by Seller as liquidated damages in accordance with Section 3.2 of this Agreement. If Buyer does not timely place the additional sum with the Escrow Holder, Seller may, at Seller's option, terminate this Agreement upon written notice to Buyer at any time thereafter and prior to Buyer's delivery of the Deposit, in which case the Deposit shall be paid to Buyer. If Buyer subsequently consummates the purchase of the Property as provided in this Agreement, the entire Deposit shall be applied to the Purchase Price.


         (b) Concurrently with the execution of this Agreement, the sum of One Hundred and No/100 Dollars ($100.00) of the Deposit shall be non-refundable, shall be released to Seller and shall be retained by Seller under any and all circumstances, which amount has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement and Buyer's right to perform all inspections as described in
                 Section 4 of this Agreement. The balance of the Deposit and all interest accrued thereon shall be fully refundable to Buyer if Buyer elects to terminate this Agreement in accordance with the provisions of Section 4.3 of this Agreement, or as otherwise provided in this Agreement.

         (c) If this Agreement is not properly terminated by Buyer in accordance with the provisions of Section 4.3 hereof when and as provided therein, then the entire amount of the Deposit and all accrued interest thereon shall become non-refundable (subject to and except as otherwise provided in Sections 3.1(a), 4.2, 4.3, 10.1, 10.2 and 11.10 or any other provision hereof) and shall be retained by Seller in accordance with the liquidated damages provision as set forth in Section 3.2 below. If Buyer subsequently consummates the purchase of the Property as provided in this Agreement, the entire Deposit (including, without limitation, the

                 One Hundred and No/100 Dollars ($100.00) non-refundable portion thereof) and all accrued interest on the balance of Deposit retained in Escrow shall be applied to the Purchase Price as a credit to the Buyer.

         3.2 LIQUIDATED DAMAGES. IN THE EVENT THAT THIS TRANSACTION FAILS TO CLOSE AS PROVIDED HEREIN BY REASON OF BUYER'S DEFAULT UNDER SECTION 8.3 AND SO LONG AS SELLER IS NOT IN DEFAULT HEREUNDER, BUYER AND SELLER AGREE AND ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER WILL SUFFER. THEREFORE, BUYER AND SELLER HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD SUFFER IN SUCH EVENT IS AND SHALL BE AN AMOUNT EQUAL TO THE DEPOSIT ALONG WITH ALL ACCRUED INTEREST THEREON. SUCH AMOUNTS SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR BUYER'S BREACH OF THIS AGREEMENT AND EXCEPT AS SPECIFICALLY PROVIDED HEREIN, SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER FOR BUYER'S BREACH OF THIS AGREEMENT. UPON ANY SUCH FAILURE TO CLOSE AS REQUIRED HEREBY DUE TO A DEFAULT BY BUYER UNDER SECTION 8.3 OF THIS AGREEMENT AND SO LONG AS SELLER IS NOT IN DEFAULT HEREUNDER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT FOR (A) THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT FROM ESCROW HOLDER; (B) THE RIGHT OF SELLER TO COLLECT FROM BUYER AND, TO THE EXTENT ANY SUCH FUNDS ARE HELD BY ESCROW HOLDER, FROM ESCROW HOLDER, SUCH AMOUNTS AS MAY BE NECESSARY TO SATISFY ANY INDEMNIFICATION OBLIGATIONS OF BUYER TO SELLER AND/OR TO SATISFY ANY MECHANICS' LIEN CLAIMS AGAINST THE PROPERTY ARISING OUT OF BUYER'S INSPECTIONS OF THE PROPERTY OR ANY OTHER WORK PERFORMED BY BUYER ON THE PROPERTY; AND (C) SELLER'S RECOVERY OF ALL REASONABLE LEGAL FEES AND COSTS INCURRED IN COLLECTING THE AMOUNTS REFERENCED IN THE FOREGOING PROVISIONS. EXCEPT AS EXPRESSLY PROVIDED ABOVE, IN NO EVENT SHALL BUYER BE LIABLE TO SELLER FOR ANY DAMAGES FOR A DEFAULT BY BUYER UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT WITH RESPECT TO ANY DEFAULT BY BUYER HEREUNDER, SELLER SHALL HAVE NO RECOURSE TO THE PERSONAL ASSETS, PROPERTIES OR FUNDS OF ANY OF BUYER'S OFFICERS, DIRECTORS, EMPLOYEES, LIMITED PARTNERS, SUBSIDIARIES, AFFILIATES OR AGENTS, OR

                 OTHER REPRESENTATIVES (EXCLUDING THE GENERAL PARTNER OF BUYER).



                  SELLER'S INITIALS:                    BUYER'S INITIALS:

                  ------------------                    -----------------

                  ------------------                    -----------------

         3.3 BALANCE. Buyer shall deposit the balance of the Purchase Price with the Escrow Holder by wire transfer or other cash equivalent on the Closing Date, with time being of the essence.

4.       DUE DILIGENCE.

         4.1      PHYSICAL INSPECTIONS.

         (a)     Except as provided in subparagraph (b) of this Section 4.1 and
                 Section 4.2, Buyer shall have the right during the Due Diligence Period to commence and conduct and shall complete prior to the expiration of the Due Diligence Period all investigations (including any Phase I Environmental Site Assessment), inspections, studies, reports and analyses which Buyer deems necessary or prudent for its determination of whether or not to purchase the Property in an "AS IS" condition. The foregoing includes, without limitation, Buyer's review of the physical and geological condition of the Property, the structural condition of the improvements, permits, zoning, entitlements, land use issues, ingress and egress, parking, water, sewer, electrical and other utilities.

         (b) Prior to the Closing Date, Buyer shall not engage in any invasive testing or inspection, alteration, improvement, or modification of the Property and shall not take any other action which could materially damage the Property without Seller's prior written consent, which consent may be given or withheld in Seller's sole and absolute discretion. Buyer shall provide Seller with at least twenty-four (24) hours prior written notice of any such entry and/or inspections, which written notice shall also specify the anticipated nature and duration thereof. All such written notices of entry and/or inspection shall be sent by Buyer by separate facsimile transmittals to each of Diane Deaton, EGL Eagle Global Logistics, L.P. (facsimile number 281-618-3399) and to Matthew
                 P. Minnis, Moody Rambin Interests (facsimile number 713-850-7779). Immediately after any such entry or inspections, Buyer shall promptly restore the Property to its original condition at Buyer's sole cost and expense.

         (c) BUYER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER AND ITS SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS AND AFFILIATES, AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, SUITS, DEBTS, OBLIGATIONS, DAMAGES, COSTS (INCLUDING BUT NOT LIMITED TO PENALTIES, FINES, ATTORNEYS' FEES AND COURT COSTS) AND LOSSES OF WHATEVER KIND

                 OR NATURE WHETHER AT LAW OR EQUITY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN SUFFERED BY ANY PERSON OR PROPERTY ARISING OUT OF, RELATING TO OR CONNECTED WITH THE ACTS, OMISSIONS OR MISCONDUCT OF BUYER, ITS AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES OR LICENSEES IN CONNECTION WITH ANY ENTRY ONTO THE PROPERTY BY SUCH PERSONS, AND/OR ANY ACTIVITIES RELATED THERETO. BUYER'S INDEMNIFICATION OBLIGATIONS SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

         (d) From and after the execution hereof and through the Closing or termination of this Agreement, Buyer shall at its sole cost and expense maintain in full force and effect a policy or policies of comprehensive general liability insurance, with limits of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) in the aggregate, issued by one or more carriers licensed to do business in the States of Texas, Indiana and Connecticut and reasonably acceptable to Seller, insuring Buyer and naming Seller as an additional insured against liability for injury to or death of persons and loss of or damage to property occurring in, on or about the Property caused by Buyer or Buyer's consultants, representatives or agents. Such policy(ies) shall also contain an appropriate cross liability endorsement in favor of Seller, shall specify that such insurance policies shall not be cancelable on less than thirty (30) days prior written notice to Seller, and shall be primary to any liability policy of Seller. Prior to any entry on the Property and as a condition precedent thereto, Buyer shall provide Seller with original certificates evidencing all such insurance as required by this provision.

         (e) Within five (5) business days after the Effective Date, Seller will make available for review, inspection and copying at Seller's office in Houston, Texas copies of any and all surveys, title reports, physical engineering and environmental reports, recent tax and utility bills, certificates of occupancy, service contracts and related documents, and other information, if any, concerning the Property (collectively, the "Documents") which to Seller's knowledge are in Seller's possession. Buyer acknowledges and agrees that all Documents which have been, are being or at any time will be provided to Buyer, if any, were and are intended solely as a courtesy in facilitating Buyer's independent review of the Property, and that except as otherwise herein provided the Documents were provided and are being provided without representation or warranty of any kind whatsoever regarding the same, including, without limitation, as to the content, accuracy or completeness thereof, and Seller hereby expressly disclaims any and all such representations and warranties. Buyer has relied, is relying and shall rely only on its independent review and due diligence in determining whether or not to purchase the Property and shall not rely on the Documents.

         (f) Any third party studies, data, reports, analyses and writings regarding the Property which have been or are produced, received or obtained by Buyer in connection with the Property shall be the sole property of Buyer, provided, however, upon written request by Seller, Buyer shall promptly provide duplicates thereof to

                 Seller at no cost to Seller, but without representation or warranty of any kind whatsoever regarding the same (including, without limitation, as to the content, accuracy or completeness thereof). The provisions of this section shall expressly survive the termination of this Agreement.

         4.2      TITLE AND SURVEY.

         (a) Within fifteen (15) days after the Effective Date hereof, Seller will cause to be delivered to Buyer a commitment for title insurance issued by the Title Company in the form of T-1 commitment for title insurance with respect to the Austin Property and Grapevine Property, and in the form of an ALTA 1970 commitment for title insurance with respect to the South Bend Property and the East Granby Property together with copies of all recorded instruments referenced as exceptions therein (collectively, the "Title Commitment"). Within thirty (30) days after the Effective Date hereof, Seller shall cause to be delivered to Buyer a Survey of the Property. Within ten (10) days after delivery of the later of the Title Commitment and Survey to Buyer (the "Title Review Period"), Buyer shall notify Seller in writing of each specific item referenced in the Title Commitment and Survey which is a Title Defect. All items referenced or disclosed in the Title Commitment and Survey or in the underlying documents which are not disapproved in writing by Buyer prior to the expiration of the Title Review Period shall be deemed to be Permitted Exceptions. Notwithstanding the foregoing, it shall be a condition precedent to Buyer's obligation to close hereunder that title to the Property shall be free and clear of all monetary liens against the Property, other than the lien of non-delinquent real property taxes, assessments and any liens or other matters arising from Buyer's entry, inspections, investigations, financing or other activities.

         (b) If Buyer timely objects to any matter set forth in the Title Commitment or Survey as stated in the preceding subparagraph
                 (a), then Seller may, but without any obligation hereunder, elect by written notice to Buyer to use reasonable efforts to cure such disapproved matters prior to expiration of the Due Diligence Period. If Seller so elects by written notice to Buyer, Buyer shall be obligated to close the transaction but the cure of all such matters to Buyer's reasonable satisfaction shall be a condition to Buyer's obligation to close the Escrow and if such matters are not so cured, then at or prior to Closing, Buyer may terminate this Agreement and the Escrow Holder shall return the Deposit to Buyer and neither party shall have any further rights, duties, liabilities or obligations hereunder, except with respect to provisions of this Agreement which expressly survive the termination of this Agreement. If Seller does not elect to cure such disapproved matters, Seller will notify Buyer in writing and Buyer shall within five (5) business days after receipt of such notice either (i) waive all such disapprovals and proceed to close this transaction without offset or deduction of any kind or
                 (ii) terminate this Agreement and Escrow Agent shall return the Deposit together with all interest earned thereon to Buyer. If Buyer fails to make such written election within such five (5) day period, Buyer shall be deemed irrevocably to have elected to waive all such disapprovals and to proceed to close thetransaction without offset or deduction of any kind.

         4.3 BUYER'S DISAPPROVAL OF DUE DILIGENCE ITEMS; SUBSEQUENT TERMINATION OF AGREEMENT.

         (a) Buyer may in its sole discretion and for any reason or no reason elect not to proceed with the transaction contemplated by this Agreement prior to the expiration of the Due Diligence Period. Such election to terminate shall be effected, if at all, by Buyer's written notice which must be delivered to Seller prior to 5:00 p.m. Houston, Texas time on the last day of the Due Diligence Period. If Buyer properly terminates this Agreement pursuant to this Section 4.3(a), then this Agreement shall be terminated, the Escrow Holder shall return the Deposit to Buyer, and neither party shall have any further liabilities, rights, duties or obligations hereunder except with respect to the provisions of this Agreement which expressly survive the termination of this Agreement. If Buyer fails to timely deliver to Seller written notice of Buyer's termination of this Agreement, all conditions of this Section 4.3(a) shall be deemed to have been waived and Buyer shall proceed to close this transaction in accordance with the terms of this Agreement.

         (b)     Upon Buyer's timely termination of this Agreement pursuant to
                 Section 4.3(a) above, the Deposit (other than the One Hundred and No/100 Dollars ($100.00) non-refundable portion thereof) and all accrued interest on the balance of the Deposit retained in Escrow shall be returned to Buyer by Escrow Holder. Except to the extent of the parties' respective indemnification obligations and representations and warranties contained herein, which shall survive the Closing or any cancellation or termination of this Agreement and any other provisions of this Agreement which expressly survive the cancellation or termination hereof, neither party shall have any further obligations or liabilities to the other following any such termination of this Agreement.

5.       WAIVER OF REPRESENTATIONS AND WARRANTIES.

         5.1 "AS IS" SALE. Seller makes no representations or warranties of any kind whatsoever to Buyer, except for such representations and warranties expressly set forth in this Agreement or in the Deed (the "Express Representations"). All of the covenants, terms and provisions hereinafter set forth in Sections 5.1 through 5.4, inclusive, shall expressly survive the Closing hereof or any earlier termination of this Agreement and shall not be merged into the Deed or other documents delivered at Closing. Without limitation of the generality of the foregoing, Buyer acknowledges and agrees as follows:

         (a) The Property is to be conveyed by Seller to Buyer in an "AS IS, WHERE IS" and "SUBJECT TO ALL FAULTS" condition, with any and all faults;

         (b) Other than the Express Representations, Seller has not made, does not hereby make, and shall not make and expressly disclaims, any and all representations, warranties, promises, covenants, agreements or guarantees of any kind or nature whatsoever, whether express or implied, oral or written, past or present, of, as to, concerning or with respect to any aspect, condition, fact or issue relating to the Property in any respect whatsoever.

         (c) Without limiting the foregoing, other than the Express Representations Seller has not made, does not make, and shall not make any representation or warranty regarding the presence or absence of any hazardous substances (as defined herein) on, under or about the Property or the compliance or noncompliance of the Property with the following federal laws or their state equivalents: the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, The Toxic Substance Control Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act and the Clean Air Act; any so-called federal, state or local "Superfund" or "Superlien" statute; or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any hazardous substances (collectively, the "Hazardous Substance Laws"). For purposes of this Agreement, the term "hazardous substances" shall mean and include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or otherwise classified as hazardous or toxic, in or pursuant to any Hazardous Substance Laws; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea, formaldehyde, foam insulation, or explosive or radioactive material; (iii) which is or contains petroleum or petroleum products, including any fractions or distillates thereof; or (iv) which causes or poses a threat to cause a contamination or nuisance on the Property or on any adjacent property or a hazard to the environment or to the health or safety of persons on the Property. As used in this Paragraph, the word "on" when used with respect to the Property or adjacent property means "on, in, under, above or about."

         5.2 RELIANCE ON OWN INVESTIGATIONS. Buyer hereby acknowledges and agrees that Buyer has been or will be given full opportunity to inspect and investigate the Property and all aspects, conditions, facts and issues relating to the Property in any respect whatsoever, is fully satisfied with all such matters, and is relying and shall rely solely on such investigations in determining whether or not to purchase the Property, other than the Express Representations. Buyer further acknowledges and agrees that the Documents and/or any other information concerning the Property which have been furnished by Seller were obtained from a variety of sources and that Seller did not and is not required to make any independent investigation or verification of any such information or Documents with respect to accuracy, completeness or any other matter, and except for the Express Representations Seller expressly disclaims any representations and warranties with respect to such matters.

         5.3 WAIVER OF CONSUMER RIGHTS (AS TO THE AUSTIN PROPERTY AND GRAPEVINE PROPERTY). BUYER REPRESENTS TO SELLER THAT: (a) BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH SELLER; AND (b) BUYER IS REPRESENTED BY LEGAL COUNSEL IN THE TRANSACTION RELATING TO THE SALE AND PURCHASE OF THE PROPERTY. TO THE FULLEST EXTENT ALLOWED BY LAW, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND REMEDIES UNDER THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT (TEXAS BUSINESS AND COMMERCE CODE, SECTION 17.41, ET. SEQ.), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S OWN SELECTION.

                                    Macfarlan Holdings, Ltd., a Texas
                                    limited partnership

                                    By:     WJM Properties, L.L.C., its
                                            General Partner


                                            By:
                                               --------------------------------
                                               John J. Jenkins, Manager

         5.4      NOTICE TO SELLER AND BUYER.

         (a) Brokers advise Buyer to have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a Title Policy. If a Title Policy is furnished, the title commitment should be promptly reviewed by an attorney of Buyer's choice due to the time limitations on Buyer's right to object.

         (b) Buyer is advised that the presence of wetlands, toxic substances including lead-based paint or asbestos and wastes or other environmental hazards, or the presence of a threatened or endangered species or its habitat may affect Buyer's intended use of the Property.

         (c) If either the Austin Property or Grapevine Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 50 of the Texas Water Code requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fee of the district prior to final execution of this contract.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER AND SELLER.

         6.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

         (a) Organization. Buyer is a limited partnership duly organized, validly existing and created under the laws of the State of Texas and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Buyer assigns and transfers its right, title and interest in this Agreement to another entity pursuant to Section 7.2 hereof, this representation shall be deemed to be modified to refer to such different entity.

         (b) Authorization of Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against it in accordance with each and every one of the terms and provisions hereof. The individual(s) signing below has the full right, power and authority to execute this Agreement on behalf of Buyer and that Buyer is bound thereby without further approval, authorization or consent of any kind being required.

         6.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer as of the Effective Date and as of the Closing Date as follows:

         (a) Organization. Seller is a corporation duly organized, validly existing and created under the laws of the State of Texas and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

         (b) Authorization of Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with each and every one of the terms and provisions hereof. The individual(s) signing below has the full right, power and authority to execute this Agreement on behalf of Seller and that Seller is bound thereby without further approval, authorization or consent of any kind being required.

7.       COVENANTS.

         7.1      BY SELLER.

         (a) Contracts. Seller covenants with Buyer that from the Effective Date of this Agreement through the Closing or any earlier termination of this Agreement, Seller shall not enter into any maintenance, service or management agreements, or leases (other than the Lease Agreement), which would bind Buyer or the Property after Closing which cannot be terminated on not more than thirty
              (30) days' notice, without the prior written consent of Buyer which shall not be unreasonably withheld, conditioned or delayed or amend, modify or terminate any of the service contracts to be assigned by Seller to Buyer without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

         7.2 BY BUYER. Buyer may assign and transfer all of its right, title and interest to this Agreement to another entity which is controlling, controlled by or under common control of Buyer, provided that such entity expressly assumes in writing all obligations and liabilities of Buyer under this Agreement.

         7.3 LEASE TO TENANT. Concurrently with the Closing and consummation of this transaction, Buyer agrees to leaseback and demise to Tenant, and Seller will cause the Tenant to lease from Buyer, the Property upon the terms and conditions set forth in the Lease Agreement attached hereto as Exhibit "H" and incorporated by reference herein for all purposes. The initial base rent shall be payable by Tenant to the Buyer, as landlord, under each applicable Lease Agreement for each parcel of the Property in accordance with the schedule set forth in Exhibit "K" attached hereto and incorporated by reference herein for all purposes.

8.       CLOSING

         8.1 DATE AND PLACE. The Closing shall occur on the Closing Date (or if the scheduled Closing Date does not fall on a business day, the Closing Date shall be the first business day thereafter) at 11:00 a.m. Houston, Texas time at such place as may be reasonably designated by Seller and Buyer.

         8.2 SELLER'S DELIVERIES. Seller shall deliver or cause to be delivered to Buyer through the Title Company on or prior to the Closing Date the following ("Seller's Closing Documents"):

         (a) The Deeds as to the Austin Property and Grapevine Property in the form of Exhibit "B" attached hereto;

         (b) The Deed as to the South Bend Property in the form of Exhibit "C" attached hereto;

         (c) The Deed as to the East Granby Property in the form of Exhibit "D" attached hereto;

         (d) Seller's affidavit of non-foreign status as contemplated by 26 USCSss.1445, as amended (the "FIRPTA Affidavit");

         (e) Seller's original executed counterparts of an agreement in the form attached as Exhibit "E" hereto (herein, the "Bill of Sale, Assignment and Assumption Agreement");

         (f) Four (4) executed counterpart originals of the Lease Agreement in the form attached hereto as Exhibit "H";

         (g) Four (4) executed counterpart originals of the Memorandum of Lease for each Property in the form of Exhibit "I" attached hereto and made a part hereof;

         (h) A current Commitment for Title Insurance evidencing that the Title Company is irrevocably committed to issue an Owner's Title Policy, or a Pro Forma Owner's Policy of Title Insurance, as Buyer may elect, subject only to the Permitted Title Exceptions;

         (i) A Seller's Affidavit Regarding Debts and Liens or equivalent document which is in form and content reasonably acceptable to Seller and the Title Company;

         (j)  Counterparts to a closing statement;

         (k) Such other documents or instruments which are in form and content reasonably acceptable to Seller and required to be delivered to Buyer pursuant to this Agreement.

         (l) Such number of original counterparts of the following legal opinions as may be requested by Buyer:

              (i) An opinion of Seller's counsel, addressed to Buyer (and/or its permitted assignees), to the effect that this Agreement has been duly authorized, executed and delivered by Seller.

              (ii) Opinions of Seller's counsel, addressed to Buyer (and/or its permitted assignees) and to Buyer's lender(s) providing financing for the purchase of the Property, to the effect that Seller's guaranty of each Lease (i) has been duly authorized, executed and delivered by Seller, and (ii) the execution, delivery and performance of the guaranty of each Lease does not violate the articles of incorporation or bylaws of Seller or any contracts or agreements of Seller known to such counsel.

              (iii) An opinion of Seller's counsel, addressed to Buyer (and/or its permitted assignees) and Buyer's lender(s) providing financing for the purchase of the Property, to the effect that each Lease has been duly authorized, executed and delivered by the Tenant, that the execution, delivery and performance of each Lease does not violate the organizational documents of Tenant or any contracts or agreements of Tenant known to such counsel.

              (iv) Opinions of Seller's counsel, addressed to Buyer (and/or its permitted assignees) and to Buyer's lender(s) providing financing for the purchase of the Property, to the effect that Seller's guaranty of each Lease is valid, binding and enforceable in accordance with its terms.

         (m) A certificate of the Secretary or Assistant Secretary of Seller and Tenant evidencing that those officers acting for Seller and Tenant have full authority to consummate this transaction and execute and deliver the Leases and Guaranties, in accordance with the terms of this Agreement as modified through the Closing, and referencing appropriate resolutions of the Seller and Tenant, if applicable.

         (n) Such other instruments and affidavits if required by the Title Company and in form and content reasonably acceptable to Seller.

         (o) Certificates of Existence, Good Standing, and Authority or Qualification to do Business, as applicable, (a) with respect to Seller from the Secretary of State of Texas, and (b) with respect to Tenant from the Secretaries of State of the Texas, Indiana and Connecticut.

         (p) Certificates of insurance with respect to the Parcels showing the insurance coverages required under the Leases.

         (q) Four (4) original counterparts of the Guaranty of each Lease with Tenant, executed by Seller in the form attached hereto as Exhibit J (each, a "Guaranty", and collectively, the "Guaranties").

         8.3 BUYER'S DELIVERIES. Buyer shall deliver or cause to be delivered to Seller through the Title Company on or prior to the Closing Date the following:

         (a) The balance of the Purchase Price in the form of bank wire transfer or other cash equivalent;

         (b) One (1) executed counterpart of the Deed as the Austin Property and Grapevine Property in the form of Exhibit "B" attached hereto;

         (c) One (1) executed counterpart of the Deed as to the South Bend Property in the form of Exhibit "C" attached hereto;

         (d) One (1) executed counterpart of the Deed as to the Granby Property in the form of Exhibit "D" attached hereto;

         (e) Four (4) executed counterpart originals of the Bill of Sale, Assignment and Assumption Agreement;

         (f) Four (4) executed counterparts of the Memorandum of Lease for each Property in the form of Exhibit "I" attached hereto;

         (g) Four (4) executed counterpart originals of the Lease Agreement in the form of Exhibit "H" attached hereto;

         (h)  Counterparts to a closing statement; and

         (i) Such other documents or instruments which are in form and content reasonably acceptable to Buyer and required to be delivered to Seller pursuant to this Agreement.

         8.4 PROCEDURE. On the Closing Date, Seller and Buyer shall cause the Title Company to perform the following:

         (a) Cause each Deed (marked for return to Buyer) to be properly recorded in the real estate records for Travis County, Texas, Dallas County, Texas, St. Joseph County, Indiana and East Granby, Connecticut, which recordation shall also constitute delivery of the Deed to Buyer;

         (b) Cause each Memorandum of Lease to be properly recorded in the real estate records for Travis County and Dallas County, Texas, St. Joseph County, Indiana and East Granby, Connecticut.

         (c) Confirm in writing the Title Company's irrevocable commitment to issue the Title Policy or a Pro Forma Owner's Title Policy to Buyer with respect to each Property promptly following the Closing;

         (d) Disburse the Purchase Price to Seller less the applicable Closing Costs to be paid by Seller;

         (e) Charge Seller and Buyer for those costs and expenses to be paid by Seller and Buyer pursuant to this Agreement and disburse any net funds remaining after the preceding disbursements to the appropriate party;

         (f) Prepare and deliver to Buyer and Seller one (1) signed copy of Escrow Holder's closing statement showing all receipts and disbursements of the Escrow;

         (g) Deliver to each party two (2) fully signed counterpart originals of the Bill of Sale, Assignment and Assumption;

         (h) Deliver to each party two (2) fully signed counterpart originals of the Lease Agreement;

         (i) Deliver to each party two (2) fully signed counterpart originals of the Guaranties;

         (j)  Deliver the FIRPTA Affidavit to Buyer; and

         (k) Deliver original counterparts of all of the other closing documents to Buyer and/or Seller, as appropriate.

         8.5 POSSESSION. Possession of the Property shall be delivered to Buyer upon closing and funding of this transaction, subject to the rights of Tenant, as tenant in possession pursuant to the Lease Agreement.

9.       CLOSING COSTS.

         9.1 SELLER'S COSTS. At Closing, Escrow Holder shall charge Seller for the following Closing Costs:

         (a) All amounts which are or would be charged by Title Company for each Owner's Policy of Title Insurance issued with respect to the Austin Property, the Grapevine Property, the South Bend Property and the East Granby Property;

         (b) All costs of the Survey to the extent the same have not been paid prior to Closing;

         (c) One-half (1/2) of all state, county and local transfer taxes or similar charges applicable to this transaction; and

         (d)  One-half (1/2) of the escrow fee charged by Escrow Holder.

         9.2 BUYER'S COSTS. At Closing, Escrow Holder shall charge Buyer for the following Closing Costs:

         (a)  The recording charges in connection with recordation of the Deed;

         (b)  One-half (1/2) of the escrow fee charged by Escrow Holder;

         (c) One-half (1/2) of all state, county and local transfer taxes or similar charges applicable to this transaction;

         (d) All costs of any endorsements to the Title Policy requested by Buyer in its discretion, in excess of the amounts charged to Seller pursuant to Section 9.1(a) above; and

         (e)  All costs associated with Buyer's financing, if any.

         9.3 REAL PROPERTY TAXES. Real property taxes, assessments, utility charges, amounts due or paid pursuant to the Service Contracts and other expenses related to the Property shall not be prorated as of the Closing Date, but shall be borne by Seller and shall be specifically assumed by the Tenant in accordance with the Lease at Closing.

10.      RISK OF LOSS.

         10.1 CONDEMNATION. Prior to Closing, risk of loss of the Property by condemnation shall be borne by Seller. Seller agrees to provide Buyer with prompt written notice of any actual or threatened condemnation of which Seller has actual knowledge. If there is any taking or condemnation of the entire Property or any material portion thereof prior to the Closing, (for purposes of the foregoing, "material" shall mean a taking or condemnation of any parcel of the Property as shall substantially and materially impair the use of such parcel or which would allow either party to terminate the Lease with respect to any parcel of the Property if such condemnation occurred during the Lease term), then (i) Buyer shall have the right to terminate the Agreement in its entirety by giving notice to Seller within ten (10) days after Buyer's receipt of notice of such condemnation; or (ii) either party may at its option terminate this Agreement with respect to such affected parcel by written notice to the other delivered no later than ten
              (10) days following such party's notice to the other of such taking. If Buyer elects to terminate this Agreement in whole pursuant to this Section 10.1, the Deposit shall be returned to Buyer with all accrued interest thereon. If either party elects to terminate this Agreement only with respect to the affected parcel, then the Closing shall occur as set forth herein with respect to all other parcels and the Purchase Price shall be reduced by the amount allocated to the affected parcel. If neither party terminates this Agreement as provided herein, the parties shall be deemed to have elected to proceed with the transactions described herein, the Closing shall occur as set forth herein, and subject to Tenant's rights under the Lease Agreement, Buyer shall be entitled to all condemnation awards payable as a result of such taking and the right to collect any such award shall be assigned to Buyer at Closing. The obligations set forth in this section shall expressly survive the Closing of this transaction and shall not be merged into the closing documents.

         10.2 DAMAGE OR DESTRUCTION. Prior to Closing, risk of loss of the Property by damage or destruction shall be borne by Seller. Seller agrees to provide Buyer with prompt written notice of any damage to or destruction of the Property of which Seller has knowledge. In such event the parties' rights and obligations shall be as follows:

         (a) If the Repair Cost is ten percent (10%) or less of the Purchase Price allocated for the affected parcel of the Property as set forth in Section 1.22 hereof, then Buyer shall accept the Property at Closing subject to such damage or destruction and Buyer shall be entitled to a credit against the Purchase Price in the amount of the deductible plus all insurance proceeds actually received by Seller prior to the Closing as a result of the loss, and an assignment of Seller's rights to the balance of the insurance proceeds. As used herein, the term "Repair Cost" means an estimate of the actual cost to repair the damage attributable to such damage or destruction and obtained by Seller within thirty (30) days following the event of damage or destruction from a reputable, licensed independent contractor selected by Seller licensed to do business in the State of Texas, Indiana or Connecticut, as applicable.

         (b) If the Repair Cost exceeds ten percent (10%) of the Purchase Price allocated for the affected parcel of the Property as set forth in
              Section 1.21 hereof, then (i) Buyer shall have the right to terminate this Agreement exercisable only by giving written notice of such election to Seller within thirty (30) days after the determination of the Repair Cost; (ii) Buyer or Seller shall have the right to terminate this Agreement with respect to the affected parcel only, in which case the Purchase Price shall be reduced by the amount allocated to such parcel of the Property; or (iii) Buyer may elect to accept the Property at Closing subject to such damage or destruction and Buyer shall be entitled to a credit against the Purchase Price in the amount of the deductible plus all insurance proceeds actually received by Seller prior to the Closing as a result of the loss, and an assignment of Seller's rights to the balance of the proceeds. If Buyer does not elect to terminate the entire Agreement in accordance with (i) above, and either party elects to terminate this Agreement with respect to the affected parcel, then the Closing shall occur as set forth herein with respect to all other parcels and the Purchase Price shall be reduced by the amount allocated to the affected parcel. If Buyer duly exercises such termination right as to the whole Agreement, the Deposit shall be returned to Buyer with all accrued interest thereon.

         (c) If the Closing Date would otherwise occur during a time period described in this Section 10.2, then the Closing Date shall be extended to a date which is ten (10) days following the expiration of such time period, but in no event shall any such extension pursuant to this provision cause the Closing Date to be later than November 10, 2002, and if such applicable time period has not expired by such date, then either party may terminate this Agreement.

11.      MISCELLANEOUS PROVISIONS.

         11.1 ENTIRE AGREEMENT; AMENDMENTS IN WRITING; WAIVER. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes and replaces all prior understandings, communications and agreements of any kind, whether verbal or in writing. There are no other promises, covenants, understandings, agreements, representations or warranties with respect to the subject matter of this Agreement except as expressly set forth herein. This Agreement and each of its provisions may not be modified, amended, terminated or waived except pursuant to a written instrument duly executed and acknowledged by the parties hereto, or their successors in interest. No delay, omission or election of remedies by any party hereto in exercising any right or power hereunder shall impair any such right or remedy or constitute a waiver thereof, unless expressly stated in a written instrument duly executed by such benefited party. A waiver of any covenant, condition or term set forth herein shall not be construed as a waiver of any succeeding breach of the same or other covenant, condition or term.

         11.2 NO ASSIGNMENT; BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. Buyer shall not transfer or delegate any of its right, title or interest under this Agreement or otherwise with respect to the Property except as expressly permitted in Section 7.2 of this Agreement. Seller shall have the right, without obtaining any consent of Buyer, to assign and transfer all of Seller's right, title and interest in this Agreement and the Deposit to any successor in interest by merger or acquisition or to any wholly owned subsidiary or affiliate which is owned or controlled by Seller, without releasing Seller from liability under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their heirs, estates, personal representatives, successors and assigns. This Agreement is made and entered into for the sole benefit of the parties hereto and such parties do not intend to create any rights or benefits for any other person or entity and expressly disclaim the same.

         11.3 INTERPRETATION; CONSTRUCTION; PARTIAL INVALIDITY. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in business and real estate matters and with the advice of legal counsel. Any rule of law or legal decision which would require interpretation of this Agreement against the party which drafted it is not applicable and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement. The section headings, captions and arrangement of this Agreement are solely for the convenience of the parties and shall not in any way affect, limit, amplify, or modify the terms or provisions of this Agreement. The singular herein shall include the plural and vice versa, and gender references herein shall include all genders. If any provision of this Agreement is unenforceable for any reason, such unenforceability shall not invalidate this Agreement but the balance of this Agreement shall remain in full force and effect to the fullest extent permitted.

         11.4 COUNTERPART EXECUTION. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument. The parties authorize Escrow Holder to remove the signature pages of one or more of the counterpart copies and attach the same to another original of this Agreement.

         11.5 TIME OF ESSENCE. Time is of the essence as to each and every obligation contained in this Agreement to be performed by either party, including, without limitation, the Closing Date. If the date for the performance of any obligations arising hereunder, or the date upon which any notice shall be given, is a Saturday, Sunday or any legal holiday under the laws of the State of Texas, then such date shall be extended to the next business day immediately succeeding such Saturday, Sunday or legal holiday.

         11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE FORM OF THE DEED AND ANY OTHER CONVEYANCE DOCUMENTS DELIVERED AT CLOSING SHALL BE GOVERNED BY THE STATE LAW IN WHICH THE PROPERTY IS LOCATED. THE PARTIES HEREBY CONSENT TO THE SUBJECT MATTER JURISDICTION, PERSONAL JURISDICTION AND VENUE OF THE UNITED STATES FEDERAL DISTRICT COURTS AND STATE COURTS OF THE STATE OF TEXAS, EACH AS LOCATED IN HARRIS COUNTY, TEXAS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES THE RIGHT TO JURY TRIAL WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT OR THE PROPERTY.

         11.7 ATTORNEYS' FEES. In the event any party hereto shall engage legal counsel or bring any action against the other with respect to the breach, interpretation or enforcement of this Agreement, the losing party in such proceeding or other matter shall pay the prevailing party for all reasonable costs incurred therein, including, without limitation, reasonable attorneys' fees, costs of suit, appeal and collection, in such amounts as may be determined by the trier of fact having jurisdiction thereof.

         11.8 BROKERS' COMMISSIONS. Seller's broker for all purposes in this transaction is Matthew P. Minnis of Moody Rambin Interests telephone 713-773-5581, facsimile 713-850-7779 ("Seller's Broker"). Seller shall pay any fees and commissions owing to Seller's Broker pursuant to the terms of a separate written agreement between Seller and Seller's Broker. Seller agrees to indemnify, defend and hold Buyer harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by Buyer by reason of any claim to any broker's, finder's or other fee in connection with this transaction by Seller's Broker. Buyer shall have no obligation of any kind to pay a commission, fee or other amount to Seller's Broker in connection with this transaction. Each party represents and warrants to the other party that no real estate agents, brokers, or finders other than Seller's Broker (the payment of whom is Seller's sole responsibility) has participated or been involved in this Agreement or this transaction. In the event any claim is made by any person or entity other than Seller's Broker for any real estate commissions, fees, or other compensation in connection with this Agreement or this transaction and based upon any agreements, understandings, dealings or communications with a particular party, such party shall indemnify and hold all other parties harmless from the same and from any loss, cost, damage, or expense, including, without limitation, attorneys' fees and costs of suit, appeal and collection, which such other parties may realize, suffer or incur therefrom. The obligations set forth in this section shall expressly survive the Closing of this transaction and shall not be merged into the closing documents.

         11.9 NO FIDUCIARY RELATIONSHIP. Neither party is the agent or representative of the other party, and the parties shall not indicate otherwise to any other person. Nothing in this Agreement, nor the acts of the parties, shall be construed to create a partnership, joint venture or any other form of relationship between Seller and Buyer other than that of seller and buyer.

         11.10 SELLER'S DEFAULT. If the purchase and sale of the Property is not consummated as a result of Seller's default under this Agreement and Buyer is not in default hereunder, Buyer as its sole and exclusive remedy hereunder shall have the right, at its option, to either (a) terminate this Agreement and receive a return of the Deposit, plus accrued interest thereon, and Buyer will be reimbursed by Seller for Buyer's out of pocket costs and expenses in an amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) incurred by Buyer in connection with this Agreement and the transactions contemplated hereby and Buyer's investigation of the Property and Buyer will provide documentation evidencing such costs and expenses in form and content reasonably acceptable to Seller, or (b) pursue specific performance of this Contract against Seller. Notwithstanding anything to the contrary contained in this Agreement with respect to any default by Seller hereunder, Buyer shall have no recourse to the personal assets, properties or funds of any of Seller's officers, directors, shareholders, employees, subsidiaries, affiliates, agents or other representatives of Seller.

         11.11 NOTICES. All notices, demands or other communications between the parties hereto shall be in writing and shall be deemed delivered when personally delivered to a party; or, if sent by reputable overnight courier, the first business day after deposit with such courier; or, if mailed, three (3) business days after deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested; each addressed to the parties as follows or by facsimile transmission with an original sent by a reputable overnight courier and shall be effective on the date sent and upon confirmation of receipt, as follows:

                  If to Buyer:      Macfarlan Holdings, Ltd.
                                    c/o WJM Properties, L.L.C.
                                    10100 North Central Expressway, Suite 200
                                    Dallas, Texas 75251
                                    Attn:  John J. Jenkins, Manager
                                    Telephone:
                                               --------------------------
                                    Facsimile: 214-932-2199

                  With a copy to:   Liechty & McGinnis, P.C.
                                    7502 Greenville Avenue, Suite 750
                                    Dallas, Texas 75231
                                    Attn:  Lorne O. Liechty, Esq.
                                    Telephone: 214-265-0008
                                    Facsimile: 214-265-0615

                  If to Seller:     EGL, Inc.
                                    15350 Vickery Drive
                                    Houston, Texas 77032
                                    Attn:  Jon R. Kennedy, Senior Vice President
                                    Telephone:
                                               ------------------
                                    Facsimile: 281-618-3399

                  with a copy to:   Seller's Broker (see Section 11.8 above) and

                                    Baker & Hostetler, LLP
                                    1000 Louisiana, Suite 2000
                                    Houston, Texas 77002
                                    Attn:  William C. Stroh, Esq.
                                    Telephone: 713-646-1369
                                    Facsimile: 713-276-1626

         A party may change its address for notice purposes by notice given in the manner set forth above.

         11.12 FURTHER ASSURANCES. Upon the reasonable request from time to time of any party to this Agreement, all other parties agree to execute, have notarized and deliver any further documents and instruments and to take such further actions as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement. The provisions of this Section 11.12 shall survive the Closing and shall not be merged into the Deed.

         11.13 NO DISCLOSURE. Seller and Buyer, on behalf of each entity and their respective employees, officers, consultants, attorneys, agents and representatives agree not to record, release, announce, disclose or otherwise publicize any information relating to any matter set forth in this Agreement prior to Closing, including, but not limited to, the terms hereof and the identity of the Buyer, to any person or entity other than legal counsel, consultants, lenders, and other professionals retained by Buyer or Seller in connection with this Agreement, who need to know such information in connection with such employment and who have agreed to preserve the confidentiality of such information.

         11.14 ENVIRONMENTAL SITE ASSESSMENT. Seller has obtained the following:
         (i) as to the Austin Property an Environmental Site Assessment dated September 30, 1997, prepared by HBC Engineering, Inc. being HBC Report No. 61-2836.97; and (ii) as the Grapevine Property, a Phase I Environmental Site Assessment dated July 7, 1998, prepared by ATC Associates, Inc., being ATC Project No. 61359.1620; (iii) as to the South Bend Property, a Phase I Environmental Site Assessment dated July 22, 1997, prepared by Abonmarche Consultants, Inc. being Report No. 97-631-190; and (iv) as to the East Granby Property, a Phase I Environmental Site Assessment dated April 1998, prepared by Environmental Risk Limited, being Report No. 06566-58, (collectively the "Assessment"). Seller has heretofore furnished to Buyer a copy of the Assessment. Buyer understands and agrees that Seller shall not at any time be deemed to make or have made any representation or warranty with respect to the accuracy or completeness of the Assessment or any statements, testing data, reports, or other matters omitted from, or contained or referred to in, the Assessment. Any reliance by Buyer upon the Assessment or any part thereof in connection with any decision by Buyer to proceed with the purchase of the Property shall be at the sole risk of Buyer. Buyer shall not have any right, and hereby waives and disclaims any such right it may otherwise have, to assert any action or claim against Seller by reason of anything contained in or omitted from the Assessment.

         11.15 MATERIAL ADVERSE CHANGE IN SELLER'S FINANCIAL CONDITION. In the event that a Material Adverse Change (as hereinafter defined) in Seller's financial condition shall occur between the Effective Date of this Agreement and the Closing, Seller will promptly notify the Buyer prior to Closing and Buyer may terminate this Agreement by giving a written notice to Seller on or prior to Closing and Escrow Holder shall promptly return the Deposit and all accrued interest thereon to Buyer and neither party shall have any further rights, duties, obligations or liabilities hereunder, except with respect to those provisions which expressly survive the termination of this Agreement. A "Material Adverse Change" in Seller's financial condition shall be deemed to occur if there is a decline by ten percent (10%) or more of the stockholder's equity of the Seller (excluding the effect of any share repurchase by Seller up to $15 Million). As of June 30, 2002, the Seller's stockholder's equity is $369,450,000 and a ten percent (10%) decline would be $36,945,000.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below their signatures.

"SELLER"                                         "BUYER"

EGL, INC., a Texas corporation                   MACFARLAN HOLDINGS, LTD., a
                                                 Texas limited partnership

By:                                              By: WJM Properties, L.L.C., its
      ---------------------------------              General Partner
Name:
      ---------------------------------
Title:
      ---------------------------------

                                                 By:
                                                     --------------------------
Date:  September ___, 2002                           John L. Jenkins, Manager

                                                     Date:  September ___, 2002

                   ACKNOWLEDGMENT AND CONSENT BY TITLE COMPANY


         Charter Title Company hereby acknowledges receipt of the Deposit (as defined in Section 3.1(a) above), and agrees to (a) hold and deliver the Deposit to Purchaser or Seller in accordance with the terms and provisions of this Agreement, (b) be and perform all acts of the Escrow Holder under such Agreement for its normal and customary fees, and (c) be bound by such Agreement in the performance of its duties as Escrow Holder.

                                          "ESCROW HOLDER"

                                          CHARTER TITLE COMPANY


                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------
Date of Execution:

                           , 2002
-------------------------

                                   EXHIBIT "A"



                          LEGAL DESCRIPTION OF PROPERTY

                                  EXHIBIT "A-1"

                                 AUSTIN PROPERTY

Tract 1:

Being Lot 6, Block "C" of Metro Center Section 5, a subdivision in Travis County Texas according to the map or plat thereof recorded in Book 102, Page(s) 177-178, Plat Records Travis County, Texas, said tract being more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

Tract 2:

Easement estate for no-build area created by instrument dated March 1, 1999 and recorded in Volume 13379 Page 14 of the Real Property Records of Travis County, Texas, over and across al of that certain tract or parcel of land containing
0.482 of an acre, more or less, out of Lot(s) 4 and 5, Block "C" Metro Center
Section 5, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 102 Page(s) 177-178 of the Plat Records of Travis County, Texas said tract being more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

Tract 3:

Easement estate for parking created by instrument dated March 1, 1999 and recorded in Volume 13379, Page 14 of the Real Property Records of Travis County, Texas, over and across all of that certain tract or parcel of land containing
0.101 of an acre, more or less, out of Lot(s) 4 and 5, Block "C," Metro Center
Section 5, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 102, Page(s) 177-178 of the Plat Records of Travis County, Texas, said tract being more particularly described by metes and bounds on Exhibit "A-1" attached hereto and made a part hereof.

                                  EXHIBIT "A-2"

                               GRAPEVINE PROPERTY

Being all of Lot 2, Block 1, WESTPORT BUSINESS PARK, an Addition to the City of Grapevine, according to the Map thereof recorded in Cabinet A, Slide 4716, Plat Records , Tarrant County, Texas.

                                  EXHIBIT "A-3"

                               SOUTH BEND PROPERTY


Situated in St. Joseph County, State of Indiana:

Lot Numbered Eighteen A (18 A) as shown on the recorded Plat of U.S. 31 Industrial Park - Section Three (3) recorded March 18, 1999, in the Office of the Recorder of St. Joseph County, Indiana, as Instrument No. 9912358.

                                  EXHIBIT "A-4"

                              EAST GRANBY PROPERTY


A certain piece or parcel of land situated in East Granby, Connecticut, being located on the Easterly side of Bradley Park Road, and being shown as Parcel 6C on a certain map entitled: "Resubdivision of Parcel 6 Property of Roncari Industries, Inc., Bradley Park Road and Nicholson Road East Granby, Connecticut Close, Jensen & Miller Consulting Engineers, Land Planners & Surveyors Date May 1982 Scale 1" = 40' Sheet 1 of 1" 9-3-82 Added Easements and Names 10-11-82 Revised Easement," which map is on file in the Town Clerk's Office of East Granby, and being more particularly bounded and described as follows:

         Northerly, by Parcel 6A and 6B, on said map, partly by each, in all,
         613.00 feet;

         Easterly, by land now or formerly of the State of Connecticut, 248.83 feet;

         Southerly, by land now or formerly of Roncari Industries, Inc. 606.21 feet;

         Westerly, by Bradley Park Road, 267.11 feet.

                                   EXHIBIT "B"



                          FORM OF SPECIAL WARRANTY DEED

                    (AUSTIN PROPERTY AND GRAPEVINE PROPERTY)

                              SPECIAL WARRANTY DEED
                    (AUSTIN PROPERTY AND GRAPEVINE PROPERTY)


STATE OF TEXAS                ss.
                              ss.        KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ___________         ss.

         THAT ______________________________________________, ("Grantor"), for
and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it paid by __________________________________, a _____________________ ("Grantee") unto
Grantor; the receipt and sufficiency of which are hereby acknowledged and confessed by Grantor, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee, all that certain land situated in the City of _________, County of _________, State of Texas, and being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with, all and singular any and all rights and appurtenances of Grantor pertaining thereto, including all buildings, improvements, fixtures, and appurtenances thereto and any and all right, title and interest of Grantor in and to adjacent streets, alleys or rights-of-way (said land, rights and appurtenances being hereinafter referred to collectively as the "Property").

         This conveyance is made and accepted subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit "B" attached hereto and made a part hereof for all purposes (the "Permitted Exceptions"), but only to the extent they affect or relate to the Property, and without limitation or expansion of the scope of the special warranty herein contained.

         TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT and FOREVER DEFEND all and singular the Property, subject to the Permitted Exceptions, unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

         GRANTEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT THE PROPERTY IS CONVEYED "AS IS, WHERE IS" AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND EXCEPT FOR THE SPECIAL WARRANTY OF TITLE CONTAINED HEREIN, GRANTOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OR CONDITION OF THE PROPERTY, THE INCOME TO BE DERIVED THEREFROM, THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON, COMPLIANCE BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE

GOVERNMENTAL AUTHORITY, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE REGULATIONS PROMULGATED THEREUNDER, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR OTHERWISE WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT GRANTOR HAS NOT MADE AND DOES MAKE ANY REPRESENTATIONS REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE TOXIC SUBSTANCES CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, THE TEXAS NATURAL RESOURCES CODE, THE TEXAS WATER CODE, THE TEXAS SOLID WASTE DISPOSAL ACT, THE TEXAS HAZARDOUS SUBSTANCES SPILL PREVENTION AND CONTROL ACT, ANY SO-CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER STATUE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (COLLECTIVELY, THE "HAZARDOUS SUBSTANCE LAWS"). FOR PURPOSES OF THIS DEED, THE TERM "HAZARDOUS SUBSTANCES" SHALL MEAN AND INCLUDE ANY SUBSTANCE, WHETHER SOLID, LIQUID OR
GASEOUS: (I) WHICH IS LISTED, DEFINED OR REGULATED AS A "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE" OR "SOLID WASTE," OR OTHERWISE CLASSIFIED AS HAZARDOUS OR TOXIC, IN OR PURSUANT TO ANY HAZARDOUS SUBSTANCE LAWS; (II) WHICH IS OR CONTAINS ASBESTOS, RADON, ANY POLYCHLORINATED BIPHENYL, UREA FORMALDEHYDE FOAM INSULATION, OR EXPLOSIVE OR RADIOACTIVE MATERIAL; (III) WHICH IS OR CONTAINS PETROLEUM OR PETROLEUM PRODUCTS, INCLUDING ANY FRACTIONS OR DISTILLATES THEREOF; OR (IV) WHICH CAUSES OR POSES A THREAT TO CAUSE A CONTAMINATION OR NUISANCE ON THE PROPERTY OR ON ANY ADJACENT PROPERTY OR A HAZARD TO THE ENVIRONMENT OR TO THE HEALTH OR SAFETY OR PERSONS ON THE PROPERTY. AS USED IN THIS PARAGRAPH, THE WORD "ON" WHEN USED WITH RESPECT TO THE PROPERTY OR ADJACENT PROPERTY MEANS "ON, IN, UNDER, ABOVE OR ABOUT."

         The mailing address of Grantee is set forth below:






         IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed on this ______ day of ___________________, 2002.

                                      GRANTOR:



                                      By:
                                               --------------------------------
                                      Name:
                                               --------------------------------
                                      Title:
                                               --------------------------------


ACCEPTED AND AGREED TO BY GRANTEE:

___________________________, a

____________________

By:____________________________

Its:___________________________


STATE OF TEXAS                ss.
                              ss.
COUNTY OF                     ss.
          -----------------

This instrument was acknowledged before me on this ____ day of _________________, 2002, by _____________________, _____________________ of
_________________, a ______________, on behalf of said ____________________.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas

My commission expires:

----------------------

                                   EXHIBIT "C"



                          FORM OF SPECIAL WARRANTY DEED

                              (SOUTH BEND PROPERTY)

                              SPECIAL WARRANTY DEED
                              (SOUTH BEND PROPERTY)

         THIS INDENTURE WITNESSETH, That ________________________ ("Grantor"), CONVEYS AND SPECIFICALLY WARRANTS to Macfarlan Holdings, Ltd., having a post office address of __________________________________________________
(hereinafter "Grantee") for the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the real estate in _____________ County, in the State of Indiana (the "Subject Property"), described as follows:

                        See Exhibit "A" attached hereto.

         This conveyance is made, and the Subject Property is, subject to the following items and matters set forth on Exhibit "B" attached hereto and incorporated herein by reference.

         The warranties of Grantor hereunder are limited to its own acts and deeds and those of persons claiming by, through and under Grantor, and not otherwise.

         Grantor certifies that there is no Indiana gross income tax due or payable in connection with this conveyance.

         GRANTEE HEREBY ACKNOWLEDGES AND AGREES BY ITS ACCEPTANCE HEREOF THAT THE PROPERTY IS CONVEYED "AS IS, WHERE IS" AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS SPECIAL WARRANTY DEED, GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE REGULATIONS PROMULGATED THEREUNDER; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, GRANTOR DOES NOT AND HAS NOT MADE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES (as hereinafter defined) ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE

CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (collectively, the "Hazardous Substance Laws"). For purposes of this Agreement, the term "Hazardous Substances" shall mean and include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Hazardous Substance Laws; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, or explosive or radioactive material; (iii) which is or contains petroleum, petroleum products, including any fractions or distillates thereof; or (iv) which causes or poses a threat to cause a contamination or nuisance on the Property or on any adjacent property or a hazard to the environment or to the health or safety of persons on the Property. As used in this Paragraph, the word "on" when used with respect to the Property or adjacent property means "on, in, under, above or about."

         The undersigned person executing this deed on behalf of Grantor represents and certifies that _______________ is a duly elected ________ of Grantor and has been fully empowered, by proper resolution of the board of directors of Grantor, to execute and deliver this deed; that Grantor has full corporate capacity to convey the Subject Property; and that all necessary corporate action for the making of such conveyance has been taken and done.

         IN WITNESS WHEREOF, Grantor has caused this deed to be executed this ___ day of _______________, 2002.

                                    GRANTOR:



                                    -------------------------------------------



                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------

ACCEPTED BY GRANTEE:

MACFARLAN HOLDINGS, LTD., a
Texas limited partnership

  By:    WJM Properties, L.L.C., its
         General Partner


         By:
             ----------------------------------------
                  John J. Jenkins, Manager

STATE OF TEXAS     ss.
                   ss.
COUNTY OF HARRIS   ss.

         Before me, a Notary Public in and for said County and State, personally appeared by _____________________, _____________________ of
__________________________, who acknowledged execution of the foregoing Deed for and on behalf of said ____________________.



                                   --------------------------------------------
                                   Notary Public in and for the State of Texas

My commission expires:

------------------------

My County of Residence:

------------------------

                                   --------------------------------------------
                                   (Printed)

Send Tax Statements to:
                        --------------------------
                        --------------------------
                        --------------------------

Return Deed to:
                        --------------------------
                        --------------------------
                        --------------------------


This instrument was prepared by _______________________, Dann Pecar Newman & Kleiman, P.C., 2300 One American Square, Box 82008, Indianapolis, IN 46282.

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"


         1. Real estate taxes and assessments for the year _____, due and payable in _____________________________ all taxes and assessments thereafter.

         2. Permitted exceptions.

                                   EXHIBIT "D"



                          FORM OF LIMITED WARRANTY DEED

                             (EAST GRANBY PROPERTY)

                              LIMITED WARRANTY DEED
                             (EAST GRANBY PROPERTY)

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

         KNOW YE, that, ____________________________________________, a
________________________ _______________________ having an address at
___________________________________________________________________, hereinafter referred to as the "Grantor", for the consideration of Ten Dollars ($10.00) and other valuable consideration received to its full satisfaction of _______________________________________, a ______________________________
___________________________ having an address at
_____________________________________________________________, hereinafter referred to as the "Grantee", does hereby give, grant, bargain sell and confirm unto the said Grantee and unto its successors and assigns forever, all that certain piece or parcel of land, situated in the Town of East Granby, County of Hartford and State of Connecticut, said piece or parcel of land being bounded and described in SCHEDULE A attached hereto and made a part hereof, together with, all and singular and any and all rights and appurtenances of Grantor pertaining thereto, including all buildings, improvements, fixtures, and appurtenances thereto and any right, title and interest of Grantor in and to adjacent streets, alleys or rights-of-way (said land, rights and appurtenances being hereinafter referred to collectively as the "Property").

         This conveyance is made and accepted subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on SCHEDULE A attached hereto and made a part hereof for all purposes (the "Permitted Exceptions"), but only to the extent they affect or relate to the Property, and without limitation or expansion of the scope of the special warranty herein contained.

         TO HAVE AND TO HOLD the above granted and bargained Property, with all the appurtenances thereof and subject to the Permitted Exceptions, unto the said Grantee, and unto its successors and assigns forever, to its and their own proper use and benefit.

         AND ALSO, the said Grantor does for itself and for its successors and assigns, covenant with the said Grantee, and with its successors and assigns, that Grantor has not done or suffered anything whereby the said Property has been encumbered in any way, except as mentioned in SCHEDULE A.

         AND FURTHERMORE, the said Grantor does by these presents bind itself and its successors and assigns forever to WARRANT AND DEFEND the above granted and bargained Property to the said Grantee, and to its successors and assigns, against all claims and demands of any person or persons claiming by or under the said Grantor, except as mentioned in SCHEDULE A.

         GRANTEE ACKNOWLEDGES AND AGREES, BY ITS ACCEPTANCE HEREOF, THAT THE PROPERTY IS CONVEYED "AS IS, WHERE IS" AND IN ITS PRESENT CONDITION WITH ALL FAULTS, AND EXCEPT FOR THE SPECIAL WARRANTY OF TITLE CONTAINED HEREIN, GRANTOR HAS NOT MADE AND DOES NOT HEREBY

MAKE ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTEES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER STATUTORY, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OR CONDITION OF THE PROPERTY, THE INCOME TO BE DERIVED THEREFROM, THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON, COMPLIANCE BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE REGULATIONS PROMULGATED THEREUNDER, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, OR OTHERWISE WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT GRANTOR HAS NOT MADE AND DOES MAKE ANY REPRESENTATIONS REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, and any other applicable state statutes, regulations, rules, ordinances, codes, orders or common laws, which relate to human health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport, presence, use, generation, labeling, testing, processing, control, cleanup or handling of any hazardous material, ANY SO-CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER STATUE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (COLLECTIVELY, THE "HAZARDOUS SUBSTANCE LAWS"). FOR PURPOSES OF THIS DEED, THE TERM "HAZARDOUS SUBSTANCES" SHALL MEAN AND INCLUDE ANY SUBSTANCE, WHETHER SOLID, LIQUID OR GASEOUS: (I) WHICH IS LISTED, DEFINED OR REGULATED AS A "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE" OR "SOLID WASTE," OR OTHERWISE CLASSIFIED AS HAZARDOUS OR TOXIC, IN OR PURSUANT TO ANY HAZARDOUS SUBSTANCE LAWS; (II) WHICH IS OR CONTAINS ASBESTOS, RADON, ANY POLYCHLORINATED BIPHENYL, UREA FORMALDEHYDE FOAM INSULATION, OR EXPLOSIVE OR RADIOACTIVE MATERIAL; (III) WHICH IS OR CONTAINS PETROLEUM OR PETROLEUM PRODUCTS, INCLUDING ANY FRACTIONS OR DISTILLATES THEREOF; OR (IV) WHICH CAUSES OR POSES A THREAT TO CAUSE A CONTAMINATION OR NUISANCE ON THE PROPERTY OR ON ANY ADJACENT PROPERTY OR A HAZARD TO THE ENVIRONMENT OR TO THE

HEALTH OR SAFETY OR PERSONS ON THE PROPERTY. AS USED IN THIS PARAGRAPH, THE WORD "ON" WHEN USED WITH RESPECT TO THE PROPERTY OR ADJACENT PROPERTY MEANS "ON, IN, UNDER, ABOVE OR ABOUT."

         IN WITNESS WHEREOF, the said Grantor has caused this instrument to be executed this _______ day of ______________, 2002.

Signed, sealed and delivered in the presence of:


                                    GRANTOR:

                                    ------------------------------------------
--------------------------
Print Name:
                                    By
                                        --------------------------------------
                                        Its:
Print Name:                         Duly Authorized
--------------------------

STATE OF ______________)
                         : ss. __________           ________ ____, 2002
COUNTY OF _____________)         (town)

         Personally appeared _____________________________________,
______________________ of ___________________________, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer, and the free act and deed of said _______________, before me.


                                         -------------------------------------
                                         Notary Public/Commissioner of the
                                         Superior Court


ACCEPTED AND AGREED TO
BY GRANTEE:


-----------------------------------------


By:
    -------------------------------------
Its:
     ------------------------------------

                                   EXHIBIT "E"



                 FORM OF BILL OF SALE, ASSIGNMENT OF INTANGIBLES
                     AND CONTRACTS, AND ASSUMPTION AGREEMENT

                       FORM OF BILL OF SALE, ASSIGNMENT OF
                      INTANGIBLES, AND ASSUMPTION AGREEMENT


This Bill of Sale, Assignment of Leases, Intangibles, and Assumption Agreement (this "Agreement") is made and entered into this day of _______________, 2002, by and between __________________________________, a ______________,
("Assignor"), and ______________________________________ ("Assignee").

                              W I T N E S S E T H:

         WHEREAS, concurrently with the execution and delivery of this Agreement, Assignor is conveying to Assignee, by Special Warranty Deed (the "Deed"), that certain real property legally described on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Land");

         WHEREAS, Assignor has agreed to assign to Assignee certain licenses, franchises and permits, related to the operation of the Property as hereinafter set forth and Assignee has agreed to assume Assignor's obligations thereunder, all in accordance with and subject to the terms and conditions of that certain Agreement for Purchase and Sale of Real Property dated as of ___________________, 2002, by and between Assignor and Assignee with respect to the Land (the "Purchase Agreement");

         NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumption by Assignee hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

         Assignor does hereby ASSIGN, SET OVER and DELIVER to Assignee, its successors and assigns, subject to the exceptions to title set forth in the Deed, all of Assignor's rights, titles and interests in the following (collectively, the "Property"):

                  (a) All right, title and interest of the Seller in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings thereon, and all other carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land and Buildings thereon, together with all personal property (collectively, the "Personal Property") (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory, being more particularly described in Exhibit "B" attached hereto and made a part hereof for all purposes owned by the Seller and located on the Land and Buildings (collectively, the "Excluded Personal Property");

                  (b) to the extent the same are assignable and transferable, all right, title and interest of the Seller in and to all warranties and guaranties respecting the Buildings and Personal Property;

                  (c) to the extent the same are assignable and transferable, all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals (hereinafter called "Intangibles") issued by any governmental agency or authority which pertain to the Land and Buildings, to the extent they exist; and

                  (d) to the extent the same are assignable and transferable, all site plans, surveys, plans and specifications, and technical, engineering, appraisal and other reports, studies and proposals which relate to the Land, the Buildings or the Personal Property.

         Assignee hereby accepts and agrees to perform all of the terms, covenants and conditions of the Intangibles, from and after the date hereof, and agrees to indemnify, save and hold Assignor harmless from and against any and all loss, liability, claims, damages, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees) arising out of or relating to Assignee's failure to perform any of the obligations of the owner under the Intangibles, after the date hereof.

         ASSIGNEE HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990 AND THE REGULATIONS PROMULGATED THEREUNDER; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE FOREGOING, ASSIGNOR DOES NOT AND HAS NOT MADE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE PRESENCE OR ABSENCE OF ANY HAZARDOUS SUBSTANCES (as hereinafter defined) ON, UNDER OR ABOUT THE PROPERTY OR THE COMPLIANCE OR NONCOMPLIANCE OF THE PROPERTY WITH THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE SUPERFUND AMENDMENT AND REAUTHORIZATION ACT, THE RESOURCE CONSERVATION RECOVERY ACT, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL ENVIRONMENTAL PESTICIDES ACT, THE CLEAN WATER ACT, THE CLEAN AIR ACT, ANY SO CALLED FEDERAL, STATE OR LOCAL "SUPERFUND" OR "SUPERLIEN" STATUTE, OR ANY OTHER STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE REGULATING, RELATING TO OR IMPOSING LIABILITY (INCLUDING STRICT LIABILITY) OR STANDARDS OF CONDUCT CONCERNING ANY HAZARDOUS SUBSTANCES (collectively, the "Hazardous Substance

Laws"). For purposes of this Agreement, the term "Hazardous Substances" shall mean and include any substance, whether solid, liquid or gaseous: (i) which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, in or pursuant to any Hazardous Substance Laws; (ii) which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, or explosive or radioactive material; (iii) which is or contains petroleum, petroleum products, including any fractions or distillates thereof; or (iv) which causes or poses a threat to cause a contamination or nuisance on the Property or on any adjacent property or a hazard to the environment or to the health or safety of persons on the Property. As used in this Paragraph, the word "on" when used with respect to the Property or adjacent property means "on, in, under, above or about." Assignee further acknowledges and agrees that the sale of the Property as provided for herein is made on an "AS IS" and "WITH ALL FAULTS" basis.

         THIS ASSIGNMENT HAS BEEN EXECUTED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS.

         This Assignment may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

         EXECUTED effective as of the date first above written.

                                    ASSIGNOR:



                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------

                                    Date: _____________, 2002

                                    ASSIGNEE:



                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                           EXCLUDED PERSONAL PROPERTY

         All fixtures, equipment, security equipment, computers, office furnishings and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the Tenant's business conducted on the Property, so long as such items (i) are not integral to and incorporated into the Improvements, and (ii) can be removed without damage to the Improvements (except damage which can be easily repaired) and without affecting the fair market value or utility of the Improvements. Tenant's Excluded Personal Property shall include, but not be limited to the following:

With respect to the Austin Property:

         ABC Back-ups Pro 1400 S/N WB9716710979
         APC SU 1400 RM2U S/N AS0143211100
         APC SMART UPS SU 2200 XLNET S/N WS9911017025

                                   EXHIBIT "F"



                    FORM OF CERTIFICATE OF NONFOREIGN STATUS

                        CERTIFICATE OF NONFOREIGN STATUS


         ____________________________________, (the "Transferor"), is today conveying or causing to be conveyed to (the "Transferee"), a tract of land (the "Property") located in City and County of _______________, ___________, which Property is described in Exhibit "A" to this Certificate.

         Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the Transferor is a foreign person. In order to inform the Transferee that withholding of tax is not required upon the disposition of a United States real property interest by the Transferor, the undersigned hereby certifies the following on behalf of the
Transferor:

         1. The Transferor is not a foreign corporation, foreign joint venture, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations), and no withholding is required under Section 1445 of the Internal Revenue Code;

         2. The Transferor's United States employer or tax identification number is ____________________________; and

         3. The Transferor's office address is:


         The Transferor understands, and intends, that the Transferee and other persons involved in the sale and transfer of the Property are relying upon this Certificate and the correctness of the statements made herein. The Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                                           TRANSFEROR:



                                           -----------------------------------


                                           By:
                                               --------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                  -----------------------------

                                   EXHIBIT "G"



                           EXCLUDED PERSONAL PROPERTY

                                   EXHIBIT "G"

                           EXCLUDED PERSONAL PROPERTY


         All fixtures, equipment, security equipment, computers, office furnishings and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the Tenant's business conducted on the Property, so long as such items (i) are not integral to and incorporated into the Improvements, and (ii) can be removed without damage to the Improvements (except damage which can be easily repaired) and without affecting the fair market value or utility of the Improvements. Tenant's Excluded Personal Property shall include, but not be limited to the following:

With respect to the Austin Property:

         ABC Back-ups Pro 1400 S/N WB9716710979
         APC SU 1400 RM2U S/N AS0143211100
         APC SMART UPS SU 2200 XLNET S/N WS9911017025

                                   EXHIBIT "H"



                                 LEASE AGREEMENT

                                   EXHIBIT "I"



                               MEMORANDUM OF LEASE

                                   EXHIBIT "I"

                               MEMORANDUM OF LEASE


EFFECTIVE DATE OF LEASE: ___________________, 2002

NAME AND ADDRESS OF LANDLORD: ______________________________________________

NAME AND ADDRESS OF TENANT: EGL Eagle Global Logistics, LP, a Delaware limited partnership (hereinafter called "Tenant"), with its principal address located at 15350 Vickery Drive, Houston, Texas 77032; Attention: General Counsel.

DESCRIPTION OF LEASED PREMISES: The real property described in Exhibit "A" attached hereto and incorporated by reference herein for all purposes.

INITIAL TERM OF LEASE: Commencing on the "Commencement Date" of the Lease (as such term is defined in the Lease) and ending on the last day of the one hundred thirty second (132nd) full calendar month after the Commencement Date (the "Expiration Date").

OPTIONS TO EXTEND: Tenant shall have the right and option to renew this Lease for four (4) additional consecutive periods of five (5) years each, next immediately ensuing after the Expiration Date of the initial Term of this Lease and the subsequent renewal periods by notifying Landlord in writing not less than six (6) months before the expiration of the immediately preceding initial Term or subsequent renewal Term of this Lease of the Tenant's intention to exercise its option to renew, but Tenant shall have no option to extend this Lease beyond four (4) renewal periods of five (5) years each after the initial Term.

PERMITTED USE: The Leased Premises may be used and occupied for any lawful purposes during the Term of this Lease, including, without limitation, the purposes specified in the Section 1.1(n) of Lease, and any other uses selected by Tenant, in Tenant's sole discretion, which are not otherwise prohibited at law and which relate to or supplement any of the foregoing. Section 1.1(n) of the Lease allows the Premises to be used as an office, warehouse, freight forwarding facility, facility for general distribution of products and facility for receiving and distribution of cargo.

         This instrument is intended to be only a Memorandum of Lease in respect to the Lease, to which Lease reference is made for the full agreement between the parties. This Memorandum is not intended to modify, limit or diminish any term, provision or condition of the Lease and to the extent of any conflict between this Memorandum of Lease and the Lease, the Lease will control.


                       [Signatures to follow on next page]

EXECUTED this _____ day of _______________, 2002.

TENANT:

EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership

  By:    EGL Management, LLC, a Delaware limited liability
         Company, its General Partner


         By:      ______________________________
         Name:    ______________________________
         Title:   ______________________________


LANDLORD:

------------------------------------

By:      ______________________________
Name:    ______________________________
Title:   ______________________________

                                ACKNOWLEDGEMENTS


                                     TENANT


STATE OF TEXAS          ss.
                        ss.
COUNTY OF HARRIS        ss.


         This instrument was acknowledged before me on this _____ day of __________, 2002, by ______________________, the _________________ of EGL
Management, LLC, a Delaware limited liability company, as General Partner of EGL EAGLE GLOBAL LOGISTICS, LP, a Delaware limited partnership, on behalf of said partnership.

         GIVEN under my hand and seal of office this _____ day of ______________, 2002.



                                   -------------------------------------------
                                   Notary Public in and for the State of Texas


                                   -----------------------------------
                                   Notary's Printed Name

                                   My Commission Expires: ______________

                                    LANDLORD


STATE OF TEXAS                    ss.
                                          ss.
COUNTY OF _________               ss.


This instrument was acknowledged before me on this _____ day of __________, 2002, by ______________________, the _________________ of
_______________________, a ________________ on behalf of said ________________.

         GIVEN under my hand and seal of office this _____ day of ______________, 2002.



                                  -------------------------------------------
                                  Notary Public in and for the State of Texas

                                  -------------------------------------------
                                  Notary's Printed Name

                                  My Commission Expires: ______________

                                   EXHIBIT "J"



                               CORPORATE GUARANTY

                                   EXHIBIT "J"

                               CORPORATE GUARANTY


         In consideration of and as an inducement for the granting, execution and delivery of that certain Lease, dated as of ____________, 20__ (together with any amendments thereto, hereinafter called "Lease"), by ______________________, a _________________, the Landlord therein named
(hereinafter called "Landlord"), to _____________________________, a
____________ the Tenant therein named (hereinafter called "Tenant"), with respect to that certain parcel of real property located in ___________________, which is more fully described on Exhibit A attached hereto, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned, EGL, Inc., a Texas corporation (hereinafter called "Guarantor"), Guarantor, intending to be legally bound, hereby irrevocably guarantees to Landlord (i) the full and prompt payment when due (whether at stated maturity, by acceleration, or otherwise) of all Base Rent, Additional Rent and any and all other sums and charges payable by Tenant under the Lease, and (ii) the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements contained in the Lease which are to be performed and observed by Tenant (all payment and performance obligations referred to in clauses (i) and (ii) being referred to herein, collectively, as the "Obligations"); and Guarantor does hereby become primary obligor, and not only surety to Landlord, for and with respect to all of the Obligations. Terms used herein with their initial letters capitalized which have been specifically defined in the Lease shall have the same meaning herein as in the Lease unless such terms are otherwise defined in this Guaranty.

         Guarantor further agrees to pay all actual damages and all actual and reasonable costs and expenses that may arise in consequence of any default by Tenant under the Lease or in connection with the enforcement of any rights under this Guaranty (including, without limitation, all reasonable attorneys' fees incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty). Without limiting any other provision of this Guaranty, the Guarantor's liability under this Guaranty shall extend to and include all amounts which constitute part of the Obligations and would be owed by the Tenant under the Lease but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Tenant. The provisions of this paragraph shall survive the payment and performance of the Obligations, and the termination of this Guaranty.

         This Guaranty is an absolute, irrevocable and unconditional guaranty of payment (and not of collection) and of performance. Guarantor's liability hereunder is direct and is independent of the Obligations, and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant or the joinder of Tenant in any suit or proceeding, without the necessity of any notice of non-payment, non-performance or non-observance of any of the Obligations by Tenant or of any notice of acceptance of this Guaranty or of Landlord's intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease. The Guarantor further waives promptness and diligence with respect to the Obligations. Landlord will provide Guarantor with a copy of any written notice of default which Landlord sends to Tenant under the Lease prior to exercising any rights or remedies under this Guaranty, provided that the failure to deliver any such notice shall not limit Landlord's rights or Guarantor's obligations under this Guaranty.

         This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof; (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (d) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or any state bankruptcy law or any other statute or from the decision of any court; (e) any sublease or transfer by Tenant or any assignment, mortgage or pledge of its interest under the Lease;
(f) any termination of the Lease prior to the expiration of its Term (except that Guarantor shall not be liable for amounts that would have otherwise accrued under the Lease after termination of the Lease under Section 10.1 or Section 16.1); (g) any agreement entered into between the Landlord and an assignee or subtenant of Tenant; (h) any security provided for the Obligations; or (i) any sale, assignment, transfer or conveyance (A) by Landlord of all or any portion of the Premises (as such term is defined in the Lease) or of Landlord's interest in the Lease, or (B) of any ownership interest in the Landlord.

         All of Landlord's rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others or of any rights or remedies provided by law. No termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Guarantor under this Guaranty. This Guaranty shall apply to the Obligations of Tenant under the Lease as in effect on the date hereof as well as to the Obligations of Tenant under the Lease as it may be extended, renewed, amended, modified or supplemented. The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral (including any rights relating to marshaling of assets).

         The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability and obligations of the Guarantor under this Guaranty shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (except as otherwise specifically provided in the Lease) (all of which are hereby expressly waived by the Guarantor), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct of Tenant, negligence or otherwise, and without limiting the foregoing irrespective of (and whether or not Guarantor shall have notice or knowledge of): (a) any lack of validity or enforceability of the Lease or of any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment or performance of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or non-perfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the Obligations; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant or the Guarantor; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted; or (h) the termination or cessation of a corporate relationship between Guarantor and Tenant.

         Guarantor further agrees that, to the extent that the Tenant or the Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

         Until such time as all the Obligations have been fully and indefeasibly paid to Landlord and performed in full, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Guarantor hereunder, and Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Lease. The Guarantor acknowledges that it will derive substantial direct and indirect benefit from the granting, execution and delivery of the Lease by the Landlord and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

         Guarantor represents and warrants to Landlord that (a) the execution and delivery of this Guaranty has been duly authorized by the Board of Directors of Guarantor and does not contravene any law, or any contractual or legal restriction, applicable to it, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its execution, delivery and performance of this Guaranty,
(c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, (d) Tenant is an indirect wholly owned affiliate or subsidiary of Guarantor, (e) Guarantor will, directly or indirectly, benefit from the transaction which is the subject of the Lease, and
(f) neither the execution, delivery or performance of this Guaranty, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a default under or a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the Bylaws of the Guarantor or of any contract to which the Guarantor is a party or by which it is bound.

         This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and Lender (as such term is defined in the Lease) and each of their respective successors and assigns. Reference herein to Landlord shall be deemed to include Landlord and its successors and assigns. Reference herein to Tenant shall be deemed to include Tenant and its successors and assigns. Without limiting the generality of the foregoing, the Landlord may assign or otherwise transfer (whether as an outright assignment or transfer or as collateral) all or any portion of its rights and obligations under the Lease to any other person or entity (any such person or entity, a "Landlord Assign") and such Landlord Assign shall thereupon become vested (on a non-exclusive basis, as an additional beneficiary) with all the benefits in respect thereof granted to the Landlord herein or otherwise.

         THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN THE PROVISIONS OF SECTION 35.51 OF THE TEXAS BUSINESS AND COMMERCE
CODE). GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF GUARANTOR'S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE

LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LANDLORD OR ANY LANDLORD ASSIGN TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON GUARANTOR AT GUARANTOR'S ADDRESS SET FORTH HEREIN.

         Without the prior written consent thereto by Landlord, Guarantor will not enter into any amendment to this Guaranty and without such consent no such amendment will be effective in any event. No waiver of any provision of this Guaranty, and no consent to any departure by Guarantor herefrom, shall be effective without the prior written consent thereto by Landlord and Lender, and any waiver or consent for which such written consent is given shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Landlord to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Guarantor will from time to time during the Term (as defined in the Lease), promptly following request of Landlord or Lender, confirm in writing to Landlord and to Lender that this Guaranty remains in full force and effect in accordance with its terms.

         At any time when Guarantor is not a reporting company under the Securities and Exchange Act of 1934, as amended, it will deliver to Landlord and Lender the following information:

         (a) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year, a statement of profits and losses of Guarantor and its consolidated subsidiaries for such year, and a statement of change in the financial position of Guarantor, and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Guarantor; and (b) within sixty (60) days after the end of each of the first three (3) fiscal quarters of Guarantor a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and its consolidated subsidiaries for such quarter and a statement of change in financial position of Guarantor and in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Guarantor having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise stated therein).

         The Guarantor shall permit the Landlord and Lender and their representatives, at the expense of such person or entity, except in the event of an Event of Default under the Lease, in which case at Guarantor's expense, and upon reasonable prior written notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor with the Guarantor's officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.

         GUARANTOR AND LANDLORD (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

         All notices and other communications provided for hereunder shall be in writing and shall be either delivered to the notice address of Guarantor by hand, or sent by reputable overnight courier, or by United States Registered or Certified Mail, adequate postage prepaid. The notice address for Guarantor shall be 15350 Vickery Drive, Houston, Texas 77032. Guarantor's address may be changed from time to time by such party by giving notice as provided above. No change of address of either party shall be binding on the other party until notice of such change of address is given as hereby provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of the time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above; notice sent by overnight courier as provided above shall be deemed received and delivered one (1) day after deposit with such courier; and notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after posting as herein provided. Finally, any written notice addressed as provided hereinabove and actually received by the addressee, shall constitute sufficient notice for all purposes under this Lease.

         The Guarantor agrees that it shall not institute against, or join any other person or entity in instituting against, any Landlord Assign or any person or entity which is or was a creditor of or holder of any certificate or instrument issued by any Landlord Assign any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law for one (1) year and one (1) day after the latest maturing commercial paper note issued by such Landlord Assign or any such creditor of or holder of a certificate or instrument issued by such Landlord Assign is paid in full. Without prejudice to the survival of any other agreement of the Guarantor hereunder, the provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

         Except for provisions of this Guaranty which by their terms survive the termination hereof, this Guaranty shall terminate after all of the following shall have occurred: (i) all Base Rent, all Additional Rent and all other sums and charges payable by the Tenant under the Lease shall have been indefeasibly paid in full in cash; and (ii) all other Obligations of the Tenant under the Lease shall have been performed in full in strict accordance with the terms and provisions of the Lease.

         IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officer and its corporate seal to be hereunto duly affixed, as of _____________, 20__.


                                            EGL, INC.,
                                            a Texas corporation


[S E A L  ]                                 By: ______________________________
                                            Its:______________________________

                                   EXHIBIT "A"

                              PROPERTY DESCRIPTION

                                   EXHIBIT "K"



                              SCHEDULE OF BASE RENT

                                   EXHIBIT "K"

                              SCHEDULE OF BASE RENT


AUSTIN PROPERTY

         Initial Base Rent................................ $5.50 per square foot

GRAPEVINE PROPERTY

         Initial Base Rent................................ $5.20 per square foot

SOUTH BEND PROPERTY

         Initial Base Rent................................ $6.50 per square foot

EAST GRANDBY PROPERTY

         Initial Base Rent................................ $4.25 per square foot